Exhibit 11.1


                THE MACERICH COMPANY
            Computation of Earnings Per Share
       (Dollars in thousands, except per share data)



                                     	For the quarter ended
                                      	     March 31,
                                          	1997		1996
                                          	----        ----
Primary
-------

Net income as reported               	$    6,751 	 $    4,401
                                     	----------   ----------
                                     	----------   ----------

Weighted average number of
    shares outstanding                25,799,000   19,978,000
Incremental shares resulting
   from stock options
     and restricted stock                350,000       25,000
                                     	----------   ----------

Weighted average number of
   shares of common
     stock and equivalents         	 26,149,000    20,003,000
                                    	----------   ----------
                                    	----------   ----------

Primary earnings per share         	$      0.26   $     0.22
                                   	 ----------   ----------
                                    	----------   ----------

Fully Diluted
------------

Net income as reported               $    6,751 	  $    4,401
                                    	----------   ----------
                                    	----------   ----------


Weighted average number of
  shares outstanding	                25,799,000 	  19,978,000
Incremental shares resulting
  from stock options
   and restricted stock             	   395,000        50,000
                                    	----------    ----------
Weighted average number of
  shares of common
   stock and equivalents            	26,194,000 	  20,028,000
                                    	----------   ----------
                                    	----------   ----------

Fully diluted earnings per share	    $     0.26   $      0.22
                                    	----------   ----------
                                    	----------   ----------
